UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Requirement; Transfer of Listing.

As previously disclosed on the Current Report on Form 8-K filed August 30, 2018, Carl J. Schramm resigned from the Board of Directors (the “Board”) of Helios and Matheson Analytics Inc. (the “Company”) and each Board committee of which he was a member, including the Audit Committee, on August 25, 2018. As a result, the Company is no longer compliant with Nasdaq Listing Rule 5605(b)(1), which requires that a majority of the Board be independent, and Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee have at least three independent directors.

In accordance with Nasdaq Listing Rules, on August 27, 2018, the Company notified Nasdaq of Mr. Schramm’s resignation and non-compliance with the above Nasdaq Listing Rules. Nasdaq responded on September 6, 2018 with a notification letter confirming the Company’s non-compliance with Nasdaq’s independent director and audit committee requirements as set forth above. Nasdaq advised that, pursuant to Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company will have until the following to cure the deficiencies caused by Mr. Schramm’s departure:

●	until the earlier of the Company’s next annual shareholders’ meeting or August 25, 2019; or

●	if the next annual shareholders’ meeting is held before February 21, 2019, then the Company must evidence compliance no later than February 21, 2019.

The Board intends to appoint a new independent director who satisfies the applicable requirements of the Nasdaq Listing Rules to serve on the Company’s Board and Audit Committee prior to the expiration of the cure period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: September 12, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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